                                                                 EXHIBIT 10.25


PANDESIC AGREEMENT
ORDER FORM



CONTRACT DATE:    April 15, 1999                CONTRACT NUMBER:
              -----------------------                           ---------------------------
MERCHANT INFORMATION
-------------------------------------------------------------------------------------------
COMPANY NAME:    ARTISTdirect, LLC              CONTACT NAME:  PASCAL DESMARETS
              -----------------------                         -----------------------------
BILLING ADDRESS: 17835 VENTURA BLVD.            PHONE:  818-758-8700
                 --------------------                  ------------------------------------
SUITE 310                                       FAX:    818-758-8722
-------------------------------------                --------------------------------------
ENCINO, CA 91316                                E-MAIL: PASCAL.DESMARETS@ARTISTDIRECT.COM
-------------------------------------                   -----------------------------------
BILLING CONTACT: BOB MORSE                      TECHNICAL CONTACT:  MORGAN PORTER
                ---------------------                             -------------------------
PHONE: 818-758-8700                             PHONE:  818-758-8700
       ------------------------------                  ------------------------------------
FAX:   818-758-8722                               FAX:  818-758-8722
     --------------------------------                  ------------------------------------
E-MAIL:  BOB.MORSE@ARTISTDIRECT.COM            E-MAIL: MORGAN.PORTER@ARTISTDIRECT.COM
        -----------------------------                  ------------------------------------

Merchant hereby orders the Pandesic E-Business Solution Service from PANDESIC LLC ("PANDESIC"). This Order Form and Exhibit A to this Order Form Additional Services is subject to the Terms and Conditions and the Pandesic reference documents referred to herein (collectively, the "Agreement"). This Agreement is valid when accepted by an authorized representative of PANDESIC.

The Pandesic E-Business Solution Service consists of (i) the installation, implementation, hosting and administration of Merchant's e-commerce web site (the "Hosting Services") on computers and system software (the "Pandesic Equipment") operated by PANDESIC or its hosting partner (the "Hosting Partner"), and (ii) licenses of associated Pandesic and third party ("Supplier") application software (the "Software") for such purposes.

Other services provided hereunder include (i) training on the operation of the Pandesic E-Business Solution Service, and (ii) maintenance and support services (the "Maintenance Services"), all as described from time to time in PANDESIC reference documents. The Pandesic E-Business Solution Service and the other services are referred to collectively as the "Services."

MERCHANT HAS READ AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT. MERCHANT AND PANDESIC AGREE THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT REPLACE AND SUPERSEDE ALL PROPOSALS, WRITTEN OR ORAL, AS WELL AS OTHER COMMUNICATIONS BETWEEN MERCHANT AND PANDESIC RELATING TO THIS AGREEMENT.

ACCEPTANCE
-------------------------------------------------------------------------------------------
ACCEPTED BY MERCHANT:                            ACCEPTED BY PANDESIC LLC:

SIGNATURE: /s/  Marc P. Geiger                   SIGNATURE: /s/  Peter Wolcott
          ---------------------------                      --------------------------------

PRINT NAME:   Marc P. Geiger                     PRINT NAME:   Peter Wolcott
           --------------------------                       -------------------------------
TITLE:  CHIEF EXECUTIVE OFFICER                 TITLE:   President
       ------------------------------                   -----------------------------------
DATE:   April 15, 1999                           DATE:   5/2/99
       ------------------------------                   -----------------------------------

PANDESIC AGREEMENT
RATE SHEET

INITIAL SET-UP CHARGE

- Merchant shall pay an initial set-up charge of [***], payable within [***] days of acceptance of this Agreement.

MONTHLY TRANSACTION FEES

-     The Monthly Base Fee shall be [***].

- Monthly Transaction Fees will be calculated using the Monthly Base Fee plus a percentage of monthly revenue (defined as [***] generated by the sale or other distribution of products

- Monthly Transaction Fees commence upon the Technical Installation (the date that the Pandesic software is loaded on the servers and the servers are ready to accept Merchant's configuration and functional installation of its products), at the site of Pandesic's Hosting Partner ("Digex").




FEE SCHEDULE

Monthly Transaction Fee shall be determined in accordance with the following table:

MERCHANT MONTHLY SALES         MONTHLY TRANSACTION FEE
From             To            Base Fee                  Incremental Transaction %
---------------------          ------------------------  -------------------------
[***]           [***]          [***]                     [***]
[***]           [***]          [***]                     [***]

For example, a merchant that transacts [***] of monthly gross sales and [***] of freight revenue would be responsible for a Monthly Transaction Fee of [***].

Monthly Base Fee for [***] in Monthly Sales        [***]
[***]                                              [***]
Total owed to Pandesic                             [***]





--------------------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Pandesic Agreement
Rate Sheet


ACCEPTANCE

ACCEPTED BY MERCHANT:                      ACCEPTED BY PANDESIC LLC:

SIGNATURE: /s/  Marc P. Geiger             SIGNATURE: /s/  Peter Wolcott
          ------------------------------             ---------------------------

PRINT NAME:   Marc P. Geiger               PRINT NAME:   Peter Wolcott
           -----------------------------              --------------------------
TITLE:  CHIEF EXECUTIVE OFFICER            TITLE:  President
       ---------------------------------          ------------------------------
DATE:   April 15, 1999                     DATE:   5/2/99
       ---------------------------------          ------------------------------

PANDESIC AGREEMENT
TERMS AND CONDITIONS

The following terms and conditions (these "Terms") govern the provisions by Pandesic LLC ("Pandesic") of the Services described on the Pandesic E-Business Solution Service Order Form ("Order Form") to the company ("Merchant") identified on the Order Form.


1.      OBLIGATIONS OF PANDESIC

          1.1 Pandesic will provide, deploy, support and maintain the Pandesic E-Business Solution Service.

          1.2 Pandesic hereby grants to Merchant a non-exclusive and non-assignable license to use the Software in the United States for the purpose of conducting business over the Internet throughout the world.

2.      OBLIGATIONS OF MERCHANT

          2.1 Merchant shall comply with all of the terms of this Agreement, including but not limited to, the Acceptable Use Policy (the "Use Policy"), as the Use Policy may be modified from time to time during the term of this Agreement

          2.2 Merchant may use the Services for the purpose of conducting electronic commerce activities, as well as processing third party data, solely in connection with products and services offered via Merchant's website. Subject to the foregoing Merchant shall not offer, for a fee or free of charge, services consisting of the processing of data through the use of the Services for, or for the benefit of, any person other than Merchant.

3.      PAYMENT

          3.1 Merchant shall pay the fees set out in the Rate Sheet, attached hereto.

          3.2 All payments shall be made in U.S. Dollars. In all cases, payments are due upon receipt by Merchant of the applicable monthly invoices.

          3.3 Payments and any additional charges, including, but not limited to, any early cancellation charges, accrued interest and late fees shall be invoiced in arrears and shall appear on the monthly invoices for Services or separate invoices, as determined by Pandesic in its sole discretion.

          3.4 In addition to any other remedies that may be available to Pandesic under this Agreement (including, but not limited to, those in connection with the termination of this Agreement pursuant to Section 13 below) or applicable law, invoices that are not paid in full thirty (30) days after receipt by Merchant (a "Payment Default") will be subject to interest charges of the lesser of one and one-half percent (1.5%) per month or portion thereof and the highest amount permitted by law, which interest shall accrue daily.

          3.5 Subject to Section 13.3 of this Agreement, Merchant shall be liable for all amounts owed to Pandesic pursuant to this Agreement, irrespective of the termination of this Agreement Merchant also shall pay to Pandesic all expenses incurred by Pandesic in exercising any of its rights under this Agreement or applicable law with respect to the collection of a Payment Default, including, but not limited to, reasonable attorneys' fees and the fees of any collection agency retained by Pandesic.

          3.6 Merchant shall be liable for, and shall reimburse Pandesic and indemnify and hold Pandesic harmless from all local, state, federal and non-United States taxes or similar assessments or charges (including any interest and penalties imposed thereon), other than taxes based on the net income of Pandesic, arising out of or relating to this Agreement or the provision of the Services hereunder.

PANDESIC AGREEMENT
TERMS AND CONDITIONS

4.      MAINTENANCE

          4.1 Pandesic designates time periods ("Scheduled Maintenance Windows") during which it may limit or suspend the availability of the Pandesic Equipment and/or Software involved in providing its Services (an "Outage") to perform necessary maintenance or updates. Scheduled Maintenance Windows currently are each Tuesday and Friday between the hours of 4:00 a.m. and 8:00 a.m. and the third Saturday of each month between the hours of 4:00 a.m. and 12 noon Pacific Standard Time.

          4.2 If planned maintenance has the possibility of making the Pandesic Equipment used by Merchant inaccessible to the Internet during a Scheduled Maintenance Window, Pandesic will provide not less than twenty-four (24) hours prior electronic mail or other notice to Merchant of the Scheduled Maintenance Window during which the Outage is planned.

          4.3 In addition, Pandesic reserves the right to perform any required maintenance work or updates outside of the Scheduled Maintenance Window with a minimum of seven (7) days prior notice to Merchant. Pandesic also may perform at any time any maintenance or updates it believes is necessary to preserve the integrity of Pandesic's network and services offered regardless of whether it has provided any notice to Merchant thereof. Pandesic shall perform any upgrades to the Software at times mutually acceptable to both parties.

          4.4 Merchant agrees that Pandesic, its Hosting Partner and its third party service providers shall have access to its internet commerce system and web site for the purposes contemplated in this Agreement.

5.      CONFIDENTIALITY

          5.1 In the course of business dealing, both parties will be releasing valuable trade secrets and other confidential information to the other including, in Pandesic's case, information about the Services and Software provided by Pandesic, Hosting Partner and Suppliers, and in Merchant's case, its customer business data. Each party recognizes that such information constitutes valuable trade secrets of the other.

          5.2 Accordingly, each party agrees that (i) the provisions of this Agreement (ii) any information whatsoever with respect to the Services and the Software, (iii) the course of dealing between Pandesic and Merchant hereunder, (iv) Merchant's data, and (v) all other non-public information (whether technical or otherwise) made available or disclosed to such party (the "recipient") by the other (the "disclosing party") (collectively, the "Confidential Information") shall be treated by recipient on a confidential basis and shall not be reproduced, reduced to writing, or disclosed to any employee or contractor except as necessary to provide or use the Services, or to any other person or entity without the prior written consent of disclosing party.

          5.3 Upon termination of this Agreement, any documentation reflecting any Confidential Information of the other party shall be returned promptly to such party. Disclosure of information pursuant to applicable statutes or regulations (collectively, 'Laws') shall be excepted from the provisions of this Section 5; provided, however, that prior to any disclosure by the recipient pursuant to any Laws, recipient will assert the confidential nature of the Confidential Information and will cooperate fully with the disclosing party, at the disclosing party's expense, in protecting against any such disclosure including, but not limited to, obtaining a protective order or similar order narrowing the scope of such disclosure of the Confidential Information. In the event such protection is not obtained, the recipient shall disclose the Confidential Information only to the extent necessary to comply with the Laws.

6.      PROPRIETARY RIGHTS INDEMNIFICATION

          6.1 Merchant agrees to indemnify and hold harmless Pandesic, all individuals or entities controlling, controlled by or under common control with Pandesic (each, a "Pandesic Affiliate"), Hosting Partner, and the officers, directors and employees of Pandesic, Pandesic Affiliates and Hosting Partner (an "Indemnified Party") against any losses, claims, damages, liabilities, penalties, actions,

PANDESIC AGREEMENT
TERMS AND CONDITIONS

                  proceedings or judgments (collectively "Losses") to which an Indemnified Party may become subject related to or arising out of any infringement or misappropriation or alleged infringement or misappropriation of any United States copyright, trade secret or other proprietary right related to any hardware or software (other than the Pandesic Equipment and the Software) utilized by Merchant in connection with any of the Services or to any Merchant data distributed via the Pandesic E-Business Solution Service and will reimburse such Indemnified Party for all legal and other direct expenses, including reasonable attorneys' fees incurred by such Indemnified Party in connection with investigating, defending or settling any Loss, whether or not in connection with pending or threatened litigation in which such Indemnified Party is a party.

          6.2 Pandesic agrees to indemnify and hold harmless Merchant against any Losses to which Merchant may become subject, related to or arising out of any infringement or misappropriation or alleged infringement or misappropriation of any United States patent, copyright, trade secret or other proprietary right related to the Pandesic Equipment or the Software and will reimburse Merchant for all legal and other direct expenses, including reasonable attorneys' fees incurred by Merchant in connection with investigating, defending or settling any Loss, whether or not in connection with pending or threatened litigation in which Merchant is a party. This indemnification does not relate to the Merchant data or matters that arise from Merchant data or conduct. The provisions of this Agreement relating to indemnification shall survive termination of this Agreement.

          6.3 In the event of any claim of infringement or misappropriation under paragraph 6.2 above, Pandesic shall use its best efforts, at its option and expense to either (i) procure for Merchant the right to continue using the Pandesic Equipment or the Software, (ii) replace such Pandesic Equipment or Software with non-infringing equipment or software, or (iii) modify the same so as to make it non-infringing, and thereafter, (iv) terminate the Agreement as to the infringing Pandesic Equipment or Software and refund to Merchant any of the unused portion of the fees paid for Services prior to such termination.

7.      INDEMNIFICATION

          7.1 In addition to other indemnification provided herein, including without limitation Indemnification provided in
                  Section 8.3 of this Agreement from the date of any such breach of warranty, notwithstanding any cure period, and except as to matters covered by paragraph 6.2 above, Merchant agrees to indemnify and hold harmless Pandesic, Pandesic Affiliates, Hosting Partner, and the officers, directors and employees of Pandesic, Pandesic Affiliates, and Hosting Partner (each an "Indemnified Party") against any Losses to which an Indemnified Party may become subject and which Losses arise out of, or relate to Merchants breach of this Agreement in connection with Its use of the Services under or related to this Agreement, and will reimburse an Indemnified Party for all legal and other expenses, including reasonable attorneys' fees Incurred by such Indemnified Party in connection with investigating, defending or settling any Loss whether or not in connection with pending or threatened litigation in which such Indemnified Party is a party.

8.      OTHER MERCHANT ASSURANCES

          8.1 During any time period when Merchant is provided access to any facilities, hardware or other property owned or leased by, or otherwise under the control of Pandesic or Hosting Partner (collectively "Pandesic Property") pursuant to this Agreement Merchant shall (i)maintain insurance, with Pandesic and Hosting Partner as a named payee, covering any damage or destruction to Pandesic Property (collectively "'Damage"); (i) reimburse Pandesic for all expenses incurred by Pandesic in replacing or repairing, as the case may be, any Damage caused by Merchant, other than normal wear and tear on Pandesic Property.

          8.2 Merchant shall not attempt to copy, modify, alter, disassemble, decompile, translate or convert Into human readable form, or reverse engineer, all or any part of the Software and shall not use the Software to develop any derivative works or any functionally compatible or competitive software, except to the extent permitted under applicable law. However, Merchant may create interfaces to the Software or modify the provided interfaces to permit interfacing with Merchant's legacy database systems solely for Merchant's use in connection with the Services provided pursuant to this Agreement. Merchant shall not. separate the Software into its component parts, nor

PANDESIC AGREEMENT
TERMS AND CONDITIONS

                  incorporate any component files into any product, nor shall it remove any proprietary, trademark or copyright markings or confidentiality legends within the Software.

          8.3 Merchant shall not use the Services in any manner which violates any law or regulation, is for a fraudulent purpose, contravenes public policy, or may cause Pandesic or its Suppliers to be subject to prosecution or legal action. Merchant shall only use the Services to process sales transactions which, to the best of its knowledge, are genuine and do not arise out of fraudulent or illegal activities in the sale of goods, information or services. Merchant agrees, represents and warrants that Merchant's web site shall not contain any content or materials that infringe on the rights of any other party or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which would expose Pandesic, its Hosting Partner or its Suppliers to any civil or criminal liability or otherwise would affect Pandesic's or its Hosting Partner's business; provided however, that in the event of any such Infringement, Merchant shall have a period of fifteen (15) business days from any such infringement to take any steps required to cure any such breach of the warranty provided herein with respect to such content or materials. Merchant shall indemnify and save Pandesic, Pandesic Affiliates, Hosting Partner, and the officers, directors and employees of Pandesic harmless (each an "Indemnified Party") against any claim, liabilities and costs by which an Indemnified Party may become subject to and which arise out of, or relate to any content contained on Merchants web site or which result from the use of the Services in contravention of this section. Merchant shall (a) acquire all authorizations necessary in respect of any hyperlinks by its commerce web site, and upon reasonable request by Pandesic, (b) provide Pandesic and its Hosting Partner with accurate information concerning descriptive claims, warranties, guarantees, nature of its business and the addresses where its business is conducted.

          8.4 Merchant appoints Pandesic as its agent to accept customer relationships with certain of its Suppliers [***] as more fully described In the reference documents.

9.      USE OF MERCHANT'S NAME

          9.1 Pandesic shall be permitted to use Merchant's name in a manner mutually agreed to by the parties and in compliance with any trademark usage guidelines provided by Merchant to Pandesic, in connection with proposals to prospective merchants and otherwise in print and in electronic form for marketing or other purposes, including, but not limited to, use in connection with (i) compliance with applicable laws or regulations; and (ii) the protection of any rights relating to Pandesic or its business.

10.     USE OF PANDESIC'S NAME

          10.1 Merchant may use the name "PANDESIC" in connection with the Services or otherwise only with the prior written consent of Pandesic. Pandesic shall be permitted to place an image of its logo on Merchant's web site in order to identify Pandesic as the e-business solution provider to Merchant. The parties shall jointly agree the size and location of such logo.

          10.2 Except as set forth herein, neither party shall have the right to use or display the trademarks of the other party (including with respect to consent of Pandesic, Pandesic's Hosting Partner and Suppliers) in connection with the Services or otherwise without prior written consent of the other party.

11.     USE OF PANDESIC'S NAME

          11.1 Subject to Section 4, Pandesic will use its reasonable commercial best efforts to assure that the Services will be available twenty-four (24) hours a day, seven (7) days a week. If the Services are unavailable for more than a total of 4 hours in any week, other than as a result of the maintenance activities described in Section 4, Merchant's sole and exclusive remedy shall be that, in the event the Fees are below the Monthly Base Fee in the month of availability, the fees shall be waived on a pro rata basis for the period of unavailability.

--------------------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PANDESIC AGREEMENT
TERMS AND CONDITIONS

          11.2 For purposes of this Agreement, a week shall be considered to run from Sunday to Saturday and the Services shall be deemed to be unavailable if (i) the system network is incapable of transmitting data (subject to Section 15 below); or (ii) Pandesic's standard hardware; software, or operating system is functioning in a manner that prevents http, ftp, or mail access to the Internet server or the software is unable to process standard functions of the Pandesic E-Business Solution Service ("Unavailability").

          11.3 Notwithstanding the foregoing, Pandesic shall not be in breach of this warranty for any period of unavailability which results from Merchant' s action or inaction, including, but not limited to, Merchants use of Merchant owned, non-standard, or unsupported hardware and/or software installed by the Merchant (or by Pandesic at the Merchant's request).

          11.4 Pandesic warrants that the Maintenance Services will be performed in accordance with generally accepted industry standards for comparable services. Merchant's sole and exclusive remedy for any breach of the foregoing warranty shall be to provide Pandesic with notice of such nonconformity within thirty (30) days of the defective performance and Pandesic shall re-perform such Maintenance Services.

                  11.5   YEAR 2000 COMPLIANCE

                  11.5.1 The Pandesic-owned portion of the Software shall be
                         Year 2000 Compliant as of September 30, 1999.

                  11.5.2 In this regard, "Year 2000 Compliant" shall mean that the software shall continue to function before, during and after January 1, 2000 without error related to, or the product of, date data which represents or references different centuries, and, more specifically,
                         (a) correctly manages and manipulates data involving dates, including single-century formulae and multi-century formulae, (b) correctly identifies the year 2000 as a leap year, (c) does not include any information other than a specific date, and (d) uses four digits to indicate the year in storage, use and communication of all date data date-related functions.

                  11.5.3 The Software also includes third party Software. In some cases, the Year 2000 capabilities of such third party Software are unwarranted by the Suppliers of such Software. Pandesic shall test the third party Software for Year 2000 Compliance and shall use its reasonable commercial best efforts to cause such Software to be made Year 2000 Compliant by their Suppliers.

                  11.5.4 Provided that Pandesic takes reasonable steps to test the third party Software as provided in Section 11.5.3 of this Agreement, Pandesic is not responsible for errors resulting from third-party systems or devices, which directly access the database and overwrite the database date fields or from the improper integration of non-Year 2000 Compliant systems by Merchant.

          11.6 EXCEPT AS SET FORTH HEREIN, PANDESIC, HOSTING PARTNER AND SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          11.7 PANDESIC DOES NOT WARRANT THE ACCURACY OF THE TAX DATA AND OTHER TAX CALCULATIONS MADE BY THE SOFTWARE. MERCHANT BEARS FULL RESPONSIBILITY FOR THE DETERMINATION OF THE ACCURACY AND APPLICABILITY OF THE OUTPUT FROM THE SOFTWARE AND ACKNOWLEDGES AND UNDERSTANDS THAT TAX CALCULATIONS OFTEN INVOLVE INTERPRETATIONS AND THAT THE DATA OF MANY JURISDICTIONS CAN CHANGE RAPIDLY. MERCHANT UNDERSTANDS THAT PANDESIC IS

PANDESIC AGREEMENT
TERMS AND CONDITIONS

    NOT PROVIDING SPECIFIC TAX, LEGAL, ACCOUNTING OR OTHER EXPERT ADVICE AND MERCHANT SHOULD OBTAIN THE ADVICE OF QUALIFIED PROFESSIONALS IN THE AREA.


12.     LIMITATION OF LIABILITY

          12.1 NEITHER MERCHANT NOR PANDESIC, HOSTING PARTNER AND SUPPLIERS SHALL BE LIABLE FOR (i) ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE OR BUSINESS INTERRUPTION OR LOSS OF BUSINESS INFORMATION RESULTING FROM THE SERVICES, THE PANDESIC EQUIPMENT OR THE SOFTWARE EVEN IF PANDESIC OR MERCHANT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF OR (II) ANY LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, MIS-DELIVERIES OR SERVICE INTERRUPTIONS CAUSED BY PANDESIC OR MERCHANT. In no event shall Merchant or Pandesic's aggregate cumulative liability for any damages whatsoever to Merchant or Pandesic, their employees, officers, directors, agents or contractors arising out of or related to this Agreement exceed the amount paid by Merchant or Pandesic, during the term, with respect to the Services.

          12.2 Neither Pandesic nor any of its officers, directors, employees, contractors or agents shall be liable for any damage or destruction of equipment or other materials belonging to, leased by, or otherwise under the control of Merchant, whether or not any such equipment or Materials are at any time located in facilities owned or operated by Pandesic, except where such damage or destruction is a direct result of the gross negligence, recklessness or willful misconduct of Pandesic or any of its officers, directors, employees, contractors and agents.

          12.3 The limitations of liability provided in this section shall inure to the benefit of Merchant and Pandesic, Pandesic Affiliates, Hosting Partner, Suppliers and to all of the respective officers, directors, employees and agents of Merchant and Pandesic and such other entities ("Limited Liability Parties").

          12.4 The limitations of liability in this Agreement shall apply whether (i) the action in which recovery is sought is based in contract, tort (including, but not limited to, negligence or strict liability), statute or otherwise; or (ii) a Limited Liability Party is alleged to be liable jointly with one or more parties or otherwise.

13.     TERM AND TERMINATION

          13.1 The initial term of this Agreement shall commence on the Contract Date and shall continue for twenty-four (24) months from the date that the Pandesic software is loaded on the servers and the servers are ready to accept Merchant's configuration and functional installation of its products, ("Technical Installation"), following which it shall automatically renew for successive twenty-four (24)-month terms at the charges in effect at the commencement of each such terms, unless written notice of non-renewal by either party is delivered to the other party at least ninety (90) days prior to the end of the then-current term.

          13.2    TERMINATION BY PANDESIC

                  13.2.1 In addition to any other rights it may have under this
                         Agreement or applicable law, Pandesic may, at its option, immediately terminate this Agreement, upon (i) a Payment Default, which is not cured within fifteen
                         (15) business days of notice of such default (ii) Merchants failure to comply with any other material obligation of Merchant under this Agreement including, but not limited to, its failure to comply with any of the terms of the Use Policy, which is not cured within fifteen (15) business days of notice of such default
                         (iii) Merchant ceasing to do business in the normal course, becoming or being declared insolvent or bankrupt, being the subject of any proceeding relating to liquidation or insolvency which is not dismissed ninety (90) calendar days or making an assignment for the benefit of its creditors, (iv) any attempt that is prohibited under this Agreement by Merchant to derive any source code from the Software, (v) breach of




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
PANDESIC AGREEMENT
TERMS AND CONDITIONS

                         Merchant's obligations under Section 5 hereto, or (vi) Pandesic, Hosting Partner or any Supplier becomes the subject of an investigation by a law enforcement agency not withdrawn within ninety (90) days or threatened with prosecution as a result of Merchant's use of the Services.

                  13.2.2 Pandesic may, at its option, terminate this Agreement and retain the initial set-up charge paid by Merchant in the event that Merchant does not complete its pre-work obligations to permit deployment of the Pandesic E-Business Solution Service by Pandesic within six (6) months of the Contract Date.

                  13.3   TERMINATION BY MERCHANT

                  13.3.1 Merchant may terminate this Agreement in the event of a material breach by Pandesic of its obligations under this Agreement which breach is not cured within fifteen
                         (15) business days after written notice thereof is received by Pandesic (a "Permissible Termination") other than breaches that have defined remedies associated therewith. In the event of a Permissible Termination, Merchant shall pay a pro-rated Monthly Transaction Fee based on the number of days Pandesic provided Services prior to the date of termination of this Agreement by Merchant under this Section 13.3, if the level of Fees for such month would fall within the Monthly Base Fee.

                  13.3.2 If Merchant terminates this Agreement other than in a
                         Permissible Termination, Merchant agrees that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Pandesic as a result of such termination and agrees that Merchant shall pay to Pandesic as liquidated damages an amount equal to [***].

                  13.3.3 Merchant may also terminate this Agreement in the event that Pandesic (i) becomes insolvent, or files or has filed against it any proceeding in bankruptcy or for reorganization under any federal bankruptcy law or similar state law, or has any receiver appointed for all or a substantial part of Pandesic's assets or business, or makes any assignment for the benefit of its creditors, or enters into any other proceeding for debt relief and such proceeding is not dismissed within ninety (90) days after it has begun; or (ii) ceases to do business or institutes any proceedings for the liquidation or winding up of its business or for the termination of its corporate charter. Within thirty
                         (30) days of termination by Merchant pursuant to (i) or
                         (ii) above, Pandesic shall provide the Source Code and the compiled executables to Merchant. For purposes of this Section 13.3.3 only, Source Code shall be defined as one copy of the source code and related documents which pertain to the Pandesic-owned portion of the Software only, without updates. In the event that the Source Code is released to Merchant pursuant to (i) or
                         (ii) above, Pandesic hereby grants Merchant the royalty-free right to use such Source Code solely for the purpose of maintaining its object code version of the Pandesic-owned portion of the Software as of the date this Agreement terminates in accordance with this
                         Section 13 of this Agreement and for no other reason whatsoever.

          13.4 Upon termination of this Agreement, Pandesic and Merchant shall have no obligations to each other except as provided in this Agreement. Upon termination of this Agreement, Merchant shall (i) pay all amounts due and owing to Pandesic, (ii) remove from Pandesic's and Hosting Partner's premises all property owned by Merchant in respect of the Services provided, and (iii) return to Pandesic all equipment, documentation, software, access keys and any other property provided to Merchant by Pandesic under this Agreement. Any property of Merchant not removed from Pandesic's and Hosting Partner's premises. Within ten (10) days after such termination shall become the property of Pandesic, which may, among other things, dispose of such property without the payment of any compensation to Merchant. Pandesic shall return to Merchant all of its data residing on the Pandesic Equipment provided, however, that in the event that Merchant gives Pandesic written notice that Merchant can not immediately provide for the receipt of Merchants data residing on the Pandesic Equipment, this Agreement will continue in effect until such data is

--------------------------
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confidential redacted portion has been omitted and filed separately with the
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PANDESIC AGREEMENT
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                  returned, Pandesic agrees to continue to host such data for up to sixty (60) days from the date of such notice, and Merchant agrees to continue to pay Pandesic and provided for in this Agreement The rights and obligations of the parties hereto which by their nature would continue beyond the termination or cancellation of this Agreement (Including, without limitation, those relating to confidentiality, payment of charges, limitations of liability and indemnification) shall survive any such termination or cancellation.

14.     DISPUTE RESOLUTION

          14.1 If a dispute or difference of any kind whatsoever (a "Dispute") shall arise between Pandesic and Merchant in connection with, relating to or arising out of this Agreement, including the interpretation, performance, non-performance, or termination hereof, the parties shall attempt to settle such Dispute in the first instance by mutual discussions. If such Dispute has not been resolved within thirty (30) days by mutual discussions, the parties shall endeavor to settle the Dispute by mediation under the Mediation Rules of the American Arbitration Association prior to any recourse to arbitration pursuant to Section 14.2 below.

          14.2 If such Dispute cannot be settled within thirty (30) days after submission to mediation pursuant to Section 14.1 above (the "Mediation Period"), such Dispute shall be settled by an arbitral tribunal (the "Tribunal") under the Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). Each party shall appoint an arbitrator within thirty
                  (30) days after the expiration of the Mediation Period, which arbitrators shall then jointly appoint a third arbitrator within thirty (30) days after the appointment of the first two arbitrators, to act as president of the Tribunal. Arbitrators not so appointed shall be appointed pursuant to the Arbitration Rules. The costs of the arbitration shall be borne by the parties as determined by the Tribunal. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction for its enforcement. Neither party shall (i) appeal to any court from the decision of the Tribunal; or (ii) have any right to commence or maintain any suit or legal proceeding concerning a Dispute until such Dispute has been determined in accordance with the arbitration procedure provided for herein, and then only for enforcement of the award rendered in such arbitration.

          14.3    Notwithstanding the foregoing, nothing in Sections 14.1 or
                  14.2 shall be deemed as preventing either party from seeking injunctive relief from the courts pursuant to Section 14.4 below. All mediation and arbitration proceedings -pursuant to this Agreement shall take place in Santa Clara County, California.

          14.4 Notwithstanding the foregoing, each party acknowledges that violation of Section 5.2 will cause irreparable harm to the other not adequately compensable by monetary damages. In addition to other relief, each party agrees that injunctive relief shall be available to the other in the event of such violations without necessity of posting bond to prevent any actual or threatened violation of such section.

15.     GENERAL

          15.1 Neither Merchant nor Pandesic shall be deemed to be in default of any provision of this Agreement or be liable for any delay, failure of performance of obligations or interruption of the provision of Services under this Agreement resulting, directly or indirectly, from any (i) weather conditions, natural disasters or other acts of God, (ii) action of any governmental or military authority, (iii) failure caused by telecommunication or other Internet provider (but not including Hosting Partner), or (iv) any other force or occurrence beyond its control, including any termination of the agreement between Pandesic and the Hosting Partner.

          15.2 Hosting Partner and Suppliers are third-party beneficiaries to this Agreement to the extent that this Agreement contains provisions which relate to Merchants use of Hosting Partner's services or the Supplier Software. Such provisions are made for the benefit of such third parties and are enforceable by them in addition to Pandesic.


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
PANDESIC AGREEMENT
TERMS AND CONDITIONS


          15.3 Unless otherwise specified herein, any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by facsimile transmission, email, internationally recognized overnight courier, registered or certified mail (postage prepaid with return receipt requested), to the address or facsimile number of Merchant as set forth in the Order Form or Pandesic as set forth below. In addition to the obligations set forth herein, in the event that Pandesic sends to Merchant any notice or other communication of Merchants material breach of this Agreement, Pandesic shall provide any such notice to Michelle Katz, Esq., Lenard and Gonzales, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067. Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) on the date that return confirmation is received, if sent by facsimile; (iii) on the business day after being sent by an internationally recognized overnight air courier, or (iv) five
                  (5) days after being sent, if sent by first class registered mail, return receipt requested.

                      Pandesic LLC
                      990 Almanor Avenue
                      Sunnyvale, California 94086
                      Attention: Director of Law & Corporate Affairs Facsimile Number (408) 616-1920

          15.4 Any claims arising out of or related to this Agreement must be brought no later than one year after it has accrued.

          15.5 Nothing in this Agreement or in the course of dealing between Pandesic and Merchant pursuant hereto shall be deemed to create between Pandesic and Merchant (including their respective directors, officers, employees and agents) a partnership, joint venture, association, employment relationship or any other relationship other than that of independent contractors with respect to each other.

          15.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to choice of law provisions that would cause the application of the law of another jurisdiction.

          15.7 Failure by either Pandesic or Merchant to enforce any of the provisions of this Agreement or any rights with respect hereto shall not be considered to be waiver of such provisions or rights, or to in any way affect the validity of this Agreement.

          15.8 If one or more of the provisions contained in this Agreement are found to be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions shall not be affected.

          15.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.10 Pandesic may change its Hosting Partner at any time in its sole discretion.

          15.11 Upon reasonable notice and in a manner which does not unduly interfere with Merchants operations, Pandesic shall have the right to audit and inspect Merchant's use of the Pandesic E-Business Solution Service and the sales records associated therewith in order to verify compliance with the terms of this Agreement In the event there is a discrepancy of [***], or more in the accounts, Merchant shall be responsible for and shall pay the reasonable costs of such audit to Pandesic.

          15.12 Pandesic, as part of its E-Business Solutions Services provides certain equipment to Merchant for use in connection with the said Services. Merchant holds such equipment subject and subordinate to the rights of Pandesic. Merchant will keep such equipment free from any liens or encumbrances whatsoever and will indemnify and hold Pandesic harmless from it failure to do so. Merchant will



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PANDESIC AGREEMENT
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                  use commercially reasonable efforts to maintain such equipment in good operating order, protect such from deterioration other than normal wear and tear and will not use such for any purposes other than contemplated herein.

          15.13 This Agreement constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect thereto. Except as set forth in Section 13 above, this Agreement may not be amended, modified or terminated unless it is in writing signed by both parties hereto.


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PANDESIC AGREEMENT
TERMS AND CONDITIONS

ACCEPTANCE

ACCEPTED BY MERCHANT:                     ACCEPTED BY PANDESIC LLC:

SIGNATURE:  /s/  Marc P. Geiger           SIGNATURE:  /s/  Peter Wolcott
        ------------------------------           ------------------------------
PRINT NAME:   Marc P. Geiger              PRINT NAME:   Peter Wolcott
        ------------------------------           ------------------------------
TITLE:   CHIEF EXECUTIVE OFFICER          TITLE:   President
        ------------------------------           ------------------------------
DATE:   April 15, 1999                    DATE:   5/2/99
        ------------------------------           ------------------------------

                                    EXHIBIT A
                               ADDITIONAL SERVICES
                   Artist Direct/Ultimate Band List (UBL.com)


        Per discussions between Pascal Desmarets and Harold Hughes and Rob Vickery held on April 14, 1999 at Artist Direct headquarters on behalf of Merchant and Pandesic, respectively, Merchant and Pandesic agree to the following:

1. Pandesic agrees to make a standalone FI/CO instance and such services as the parties mutually agree available to Merchant for the duration of the agreement. Merchant agrees to make an expert (or any equivalent consultant services) in the FI/CO modules of SAP R/3 available to Pandesic for the term of the FI/CO installation project.

2. Pandesic will operate Artist Direct and UBL stores on the same installation of Pandesic 3.0.

3. Pandesic will use its best efforts to deploy initial Artist Direct stores within 6 weeks of the date of technical install. Pandesic will make best efforts to condense this effort to 4 weeks but makes no commitments that any such deployment will be made in less than 6 weeks from the date of technical install.

4. Pandesic will commit to Cybersource fraud detection and payment integration for Romeo. Transaction fees associated with all Cybersource services will be the complete responsibility of Merchant.

5. Pandesic will deliver procurement functionality as part of the Romeo release. Until the Romeo release, Merchant will utilize the procurement processes utilized by DVD Express.

6. Fulfillment with Alliance Entertainment is completely the responsibility of Merchant. Should Pandesic be required to provide any personnel for implementation and/or testing, these personnel will be billable at [***]. Pandesic will ensure that the fulfillment API functions as documented.

7. Wholesale Orders - Pandesic will provide a "work around" to handle multiple shipments/line item. Pandesic will use its best efforts to provide the functionality within R/3 for Romeo to handle multiple shipments/line item.

8. Pandesic will allow Merchant to use the I/Pro Agent on Pandesic servers provided that any such use does not negatively impact Pandesic services.


--------------------------
[***] Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.